UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2014

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 12, 2014, WaferGen Bio-systems, Inc. (the “Company”) concluded that the previously filed financial statements of the Company for the quarterly period ended September 30, 2013, did not properly account for certain features of its common stock warrants and unit warrants that were issued in August and September 2013 in connection with an equity restructuring and financing. As a result, the Company has determined that it is necessary to restate these financial statements to reflect certain non-cash adjustments.

The Company previously had not classified the fair value of these warrants and unit warrants as a liability on the Company’s Condensed Consolidated Balance Sheet and had not recognized any changes in their fair value in the Company’s Condensed Consolidated Statements of Operations.  The Company has determined that, as prescribed under Accounting Standards Codification 480, Distinguishing Liabilities from Equity, these warrants should be classified as liabilities on the Company’s Consolidated Balance Sheets because, according to the warrants’ terms, a fundamental transaction could, in certain rare circumstances, give rise to an obligation of the Company to pay cash to its warrant holders without paying cash to the holders of its common stock.  The Company has determined that the fair values of these warrants are required to be recorded as liabilities on its Consolidated Balance Sheets, and the corresponding changes in fair value are required to be recorded in the Company’s Consolidated Statements of Operations.

On February 12, 2014, based on the recommendation of management and after discussions with the Company’s current independent accountants, SingerLewak LLP, the Audit Committee of the Company’s Board of Directors determined that the financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, should no longer be relied upon.

The Company is filing on the date hereof an amendment to its Quarterly Report on Form 10-Q (the “Amended Report”) in order to restate its unaudited financial statements as of and for the three and nine months ended September 30, 2013.

The restatement contained in the Amended Report will reflect certain adjustments to non-cash items in the Company’s financial statements.  The restatement does not impact the Company’s overall cash flows.  In particular, the Amended Report will reclassify warrants to purchase 6,128,379 shares of the Company’s common stock and 25.88 unit warrants, each to purchase 25,000 shares of the Company’s common stock and 12,500 warrants to purchase one share of the Company’s common stock, as liabilities (from stockholders’ equity) as of September 30, 2013.  The resulting impact of this restatement as of and for the three and nine months ended September 30, 2013, is a decrease in the Company’s net loss of $173,029, an increase in the Company’s net loss attributable to common stockholders of $22,624, and an increase in the Company’s liabilities and a corresponding decrease in stockholders’ equity of $7,789,052.

In addition, due to a spreadsheet error, the Company’s previously filed financial statements recorded basic and diluted net loss per share in the nine months ended September 30, 2013, based on a weighted average of 709,639 shares outstanding during the period, when the correct number of shares was 1,226,570. The resulting impact of using the correct weighted average shares outstanding, combined with the above adjustments, is to reduce the basic and diluted net loss per share from $31.11 to $18.02 for the nine months ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: February 12, 2014	By:	/s/ JOHN HARLAND
John Harland
Chief Financial Officer